CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-210457) and S-8 (Nos. 333-18797, 333-188167, 333-139553, 333-215248 and 333-217574) of NCR Corporation of our report dated February 23, 2018 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 26, 2018